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                                                                     EXHIBIT 5.1

                      OPINION OF BROBECK, PHLEGER & HARRISON LLP


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                                     July 2, 1997



Vista Medical Technologies, Inc.
5451 Avenida Encinas, Suite A
Carlsbad, California 92008

         Re:  575,000 Shares of Common Stock of Vista Medical
              Technologies, Inc.
              -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Vista Medical Technologies, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 575,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on July 2nd, 1997 pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

         In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Second Restated Certificate of Incorporation, the Company's restated bylaws and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.


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Vista Medical Technologies, Inc.                                    July 2, 1997
                                                                          Page 2




         We consent to the use of this opinion, as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion, is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                             Very truly yours,
                             /s/ BROBECK, PHLEGER & HARRISON LLP
                             BROBECK, PHLEGER & HARRISON LLP